UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2017
____________________________
CUMULUS MEDIA INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 20, 2017, Cumulus Media Inc. (the “Company”) received a notification from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s previously disclosed noncompliance with Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), Nasdaq has determined to delist the Company’s Class A common stock from the Nasdaq Capital Market and, accordingly, would suspend trading in the Company’s Class A common stock effective at the open of business, on November 22, 2017. Nasdaq further indicated that it will file a Form 25 Notification of Delisting with the Securities and Exchange Commission (the “SEC”).
The Company has been approved to have its Class A common stock quoted on the OTC Markets’ OTCQX® market tier, an electronic quotation service operated by OTC Markets Group Inc. for eligible securities traded over-the-counter, and expects that trading of the Company's Class A common stock will commence on the OTCQX at the open of business on November 22, 2017 under its current trading symbol CMLS.
The transition to the quotation of the Company’s Class A common stock on the OTCQX will have no effect on the Company's business or operations. The Company will continue to file periodic and other required reports with the SEC under applicable federal securities laws that will be available on the SEC’s website, www.SEC.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, Secretary, and General Counsel
Date: November 21, 2017